Exhibit 10.11

                      EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made and entered into this 31st day of March, 2000, to be effective as of the 2nd day of April, 2000, by and between Roundy's, Inc., a Wisconsin corporation (the
"Company") and Gary L. Fryda, an individual ("Employee").

                            RECITALS:

     WHEREAS, the Company is engaged in, among other things, the business of owning and operating retail grocery stores (the
"Retail Business"); and

     WHEREAS, Employee has extensive experience and expertise in the retail grocery business, including the management of a large retail grocery store chain known as Mega Marts, Inc. ("Mega
Marts"); and

     WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company pursuant to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     l. Employment; Duties. During the Employment Period (as hereinafter defined):

          (a) The Company will employ Employee and Employee will perform services as the Company's Vice-President - Corporate Retail. Employee will have general responsibility for the management, oversight and direction of the Retail Business of the Company, under the direction, supervision and oversight of, and reporting directly to, the President and Chief Executive Officer of the Company. In addition, Employee will have such other duties and responsibilities as the Board of Directors or the President of the Company reasonably assigns to Employee from time to time, provided such other duties and responsibilities are consistent with Employee's position as a senior member of the Company's management. In the performance of his duties hereunder Employee will not be required to travel outside of the metropolitan Milwaukee area (consisting of the Wisconsin counties of Milwaukee, Ozaukee, Washington, Waukesha, Racine and Kenosha) for a total of more than sixty days in any one-year period.

          (b) Employee will perform his services hereunder faithfully and to the best of his abilities, and will devote his best efforts and all of his business time, attention and skill to the business and affairs of the Company. If Employee is elected as an officer and/or director of the Company or any of its subsidiaries or affiliates, or performs services for any subsidiary or affiliate of the Company, during the term of this Agreement, Employee will serve in such additional capacities and perform such additional services without further compensation.

          (c) Employee will not act in any manner, which, directly or indirectly, could damage the Company's business or adversely affect the good will, reputation or business relationships of the Company with the public generally or with any of its employees, customers, suppliers or other persons having dealings with it. Employee will conduct himself at all times in accordance with the Company's code of business conduct and ethics and all other policies in effect from time to time governing the conduct of the Company's employees or officers.

          (d) Nothing contained herein shall preclude Employee from serving as a director or member of a committee of, or as a consultant to, any business organization which does not conflict with the Company or its business, and from engaging in charitable and community activities, provided that such services and activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement, and provided further that the Company is notified in writing in advance of all such services and activities.

     2.   Compensation; Benefits.

          (a) In consideration of the services to be performed by Employee during the Employment Period pursuant to Section l hereof and Employee's compliance with the other provisions of this Agreement, the Company will pay Employee an annual salary in the amount of $332,500. Such salary will be payable in accordance with the Company's normal payroll practices from time to time in effect for its executive employees.

          (b) Employee shall be entitled to participate in any employee benefits and benefit programs which are made available generally by the Company to its executives from time to time during the Employment Period, including any life, health, dental, accident, sickness and disability plans (whether or not insured), and in any qualified pension or profit sharing plan, savings plan, stock option plan, stock appreciation rights plan, deferred compensation plan or any other fringe benefit plan or program which the Company may from time to time make available to its executives, in each case in accordance with and subject to the terms of such plans as the same may be in effect from time to time. Employee will be entitled to vacations and perquisites in accordance with the Company's policies as in effect from time to time for its executives, including the use of a "Class A" vehicle on the same terms as those on which such vehicles are made available to other Company executives.

          (c)  The amounts payable to Employee pursuant to this
Section 2 are before any deductions therefrom for any taxes required to be withheld by federal, state and local governments.

     3.   Term.

          (a) The term of this Agreement pursuant to which Employee will provide services to the Company hereunder and the Company will employ Employee (the "Employment Period") will be for a period of five (5) years commencing on the date hereof, unless earlier terminated in any of the following ways:

               (i) The Employment Period will terminate upon the written agreement of the parties;

               (ii) The Employment Period will terminate upon the death or permanent disability of Employee. The term "permanent disability" of Employee means any mental or physical illness, disability or incapacity which renders Employee unable to perform his duties hereunder effectively for a continuous period of One Hundred Eighty (180) days, or Employee receiving or becoming entitled to receive permanent disability payments pursuant to the Company's group disability insurance policy covering Employee. If there is any dispute as to whether Employee is permanently disabled within the meaning of this Section 3(a)(ii), such dispute shall be submitted to a licensed physician acceptable to the parties who shall conduct an examination of Employee for the purpose of resolving such dispute. Employee shall submit to such examination and the determination of such physician as to whether Employee is permanently disabled within the meaning of this Section 3(a)(ii) will be binding and conclusive on the parties.

               (iii) The Company may terminate the Employment Period at any time for "cause." For purposes of this Agreement, the term "cause" means only (i) the wilful commission by Employee of a material act of dishonesty or moral turpitude involving the Company; (ii) Employee's commission of an act constituting a felony; (iii) Employee's gross negligence or gross incompetence in the performance of his duties and responsibilities hereunder or in any other capacity in which he may be serving the Company; (iv) the wilful failure of Employee to carry out his duties and responsibilities hereunder or to follow a specific and lawful directive of the Board of Directors or President of the Company (provided such directive is consistent with his position hereunder) but only if such failure continues for ten days after Employee has been provided with written notice of such failure (which notice includes a description of the nature of the failure); (v) Employee's wilful disclosure of material proprietary confidential information of the Company to or for the benefit of a competitor of the Company, to the extent such information was not available publicly; (vi) any intentional and material misrepresentation by Employee to the President, directors or shareholders of the Company; (vii) Employee's use of illegal drugs or chronic or habitual use abuse of alcohol; or (viii) any material breach of this Agreement by Employee, but only after Employee has been provided with written notice of such breach (which notice includes a description of the nature of the breach) and a period of five (5) days after such breach to cure the same.

          (b) Upon termination of the Employment Period, the Company will pay to Employee the full amount of any unpaid compensation earned by Employee pursuant to Section 2 of this Agreement through and including the termination date (and prorated as appropriate), and the Company will not be obligated to make any further payments to or for the benefit of Employee.

          (c) Employee's obligations set forth in Sections 4 through 9 hereof shall survive the termination of the Employment Period, regardless of the reason for such termination (including termination other than as permitted under the preceding subsection 3(a), whether or not either party is in breach of this Agreement), except as provided in Sections 4(b) and 4(c) below.

     4.   Noncompetition.

          (a) During the Employment Period and for two (2) years (the "Restriction Period") after the Employee's employment hereunder terminates (regardless of the reason for such termination, except as provided in Sections 4(b) and 4(c) below) Employee will not, directly or indirectly, as a principal, agent, consultant, owner, employee, trustee, beneficiary, partner, co-venturer, officer, director, stockholder (other than as a stockholder of less than 5% of the stock of a publicly traded corporation) or in any other capacity, engage in, have an interest in, provide services or advice to, or become associated with any entity, firm, business, activity or enterprise which is engaged in the wholesale or retail distribution or sale of groceries and which (either directly or through a subsidiary or affiliate) has a grocery warehouse or distribution facility or a retail grocery store in the "Proscribed Territory," as that term is defined below. The "Proscribed Territory" means (i) the area consisting of the States of Wisconsin, Michigan, Illinois, Indiana, and Ohio, plus (ii) to the extent not included within
(i), the area encompassed within a radius of four hundred (400) miles of any warehouse or distribution facility operated by the Company or any affiliate of the Company.

          (b) Notwithstanding the preceding Section 4(a), if the Employment Period is terminated by the Employer in breach of this Agreement and without "cause" as provided in Subsection 3(a)(iii) above, then the duration of the Restriction Period shall be one
(1) year and not two (2) years after the termination of the Employment Period (but shall not in any event extend beyond the date on which the five-year period specified in Section 3 above would have expired).

          (c) Notwithstanding the preceding Sections 4(a) and 4(b), Section 4(a) shall not apply after the termination of the Employment Period in the event the Employment Period terminates by expiration of the five-year term specified in Section 3(a) above (and not pursuant to Subsections 3(a)(i) through 3(a)(iii) nor by Employee's voluntary termination or resignation).

          (d) Employee acknowledges and agrees that the restrictions set forth in this Section 4 are founded on valuable consideration and are reasonable in duration and geographic area in view of the circumstances under which this Agreement is entered into, and that such restrictions are necessary to protect the legitimate interests of the Company, including, without limitation, to secure to the Company the full value of its investment in Mega Marts, Inc., Employee's former employer. In the event that any provision of this Section 4 is determined to be invalid by any court of competent jurisdiction, the provisions of this Section 4 shall be deemed to have been amended and the parties will execute any documents and take whatever action is necessary to evidence such amendment, so as to eliminate or modify any such invalid provision and to carry out the intent of this Section 4 so to render the terms of this Section 4 enforceable in all respects as so modified.

          (e) Employee acknowledges and agrees that irreparable injury will result to the Company in the event Employee breaches any covenant or obligation of Employee contained in this Section 4, and that the remedy at law for such breach will be inadequate. Therefore, if Employee engages or threatens to engage in any act in violation of the provisions of this Section 4, the Company shall be entitled, in addition to such other remedies and damages as may be available to it by law or under this Agreement, to injunctive or other equitable relief to enforce the provisions of this Section 4.

     5. Confidential Information. As used herein, the term "Confidential Information" refers to all information and materials belonging to, used by or in the possession of the Company relating to its business strategies, products, pricing, purchasing, vendor relationships, customers, technology, programs, costs, employee compensation, marketing plans, developmental plans, computer programs, computer systems, inventions, developments, formulae, processes, designs, drawings and trade secrets of every kind and character. "Confidential Information" also includes confidential information belonging to other companies and disclosed to Employee by the Company. "Confidential Information" does not, however, include (a) information which Employee can demonstrate was in the public domain or known generally to the industry at the time of its disclosure to Employee, or (b) information which is disclosed to Employee after the termination of the Employment Period, without restriction, by a third party not directly or indirectly obligated to the Company to maintain the confidentiality of such information, or (c) information which enters the public domain or becomes known generally to the industry through no act or failure to act on the part of Employee. For purposes of this Section 5 and the following Sections 6 through 10, the term "Company" includes all past, present or future subsidiaries and affiliates of Roundy's, Inc., including Mega Marts, and "Confidential Information" includes confidential information of Mega Marts.

     6. Ownership. Employee acknowledges that all of the Confidential Information is and shall continue to be the exclusive proprietary property of the Company, whether or not prepared in whole or in part by Employee and whether or not disclosed to or entrusted to the custody of Employee.

     7. Nondisclosure and Nonuse. Employee will not, either during the Employment Period or at any time thereafter (regardless of the reason for the termination of the Employment Period), disclose any Confidential Information, in whole or in part, to any person or entity (other than to employees of the Company to whom such disclosure is necessary for the performance of Employee's duties hereunder), for any reason or purpose, unless the Company gives its prior written consent to such disclosure. Employee also will not use any Confidential Information in any manner for Employee's own purposes or for the benefit of any person or entity other than the Company, whether such use consists of duplication, removal, oral communication, disclosure, transfer or any other unauthorized use thereof, unless the Company gives its prior written consent to such use.

     8. New Developments. Employee will promptly (and in any event upon the request of the Company) disclose to the Company any and all improvements, inventions, developments, discoveries, innovations, systems, techniques, ideas, processes, programs and other things which may be of assistance or benefit to the Company, whether or not patentable or otherwise legally protectable, relating to or arising out of any developments, services or products of, or pertaining in any manner to, any aspect of the business of the Company, and made or conceived of by Employee, alone or with others, during the Employment Period (collectively the "New Developments"). All New Developments shall be and remain the sole and exclusive property of the Company and upon the request of the Company, and without further compensation, Employee will do all lawful things reasonably necessary to ensure the Company's ownership of such New Developments, including, without limitation, the execution of documents assigning and transferring to the Company or its assigns all of Employee's right, title and interest in and to such New Developments, and the rendering of assistance and the execution of all documents required to enable the Company to file and obtain patents, trademark or trade name registrations in the United States and foreign countries on any of such New Developments and otherwise to register or legally protect its rights thereto.

     9. Surrender of Material Upon Termination. Upon termination of the Employment Period, for whatever reason, Employee will immediately surrender to the Company all of the property and other things of value in his possession, or in the possession of any person or entity under his control, relating directly or indirectly to the business of the Company, including, without limitation, all personal notes, drawings, manuals, documents, photographs or the like, including copies thereof, relating directly or indirectly to any Confidential Information or New Developments.

     10. Common Law of Torts or Trade Secrets. Nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where such common law provides the Company with broader protection than the protection provided by this Agreement.

     l1. Expense Reimbursement. The Company will reimburse Employee for his out-of-pocket expenses reasonably incurred in connection with the performance of his services hereunder, subject to the submission of documentation substantiating such expenses and other compliance with the Company's policies regarding expense reimbursement.

     12. Employee's Representation. Employee hereby represents and warrants that he is not a party to any agreement (whether written or oral) with, and he does not have any obligations to, any person or entity other than the Company that are inconsistent with or would be breached or violated by the Employee's entering into this Agreement or providing services to the Company as contemplated hereby, including, without limitation, obligations and restrictions relating to noncompetition, nonsolicitation, confidentiality, intellectual property, or the like.

     13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the validity or enforceability of any other provision, and this Agreement shall be construed as if such invalid or unenforceable provision were not contained herein. Notwithstanding the preceding sentence, if any arbitrator or court of competent jurisdiction shall determine that any geographic or time restraint provided in this Agreement is too broad as to the area or time covered, such restraint may be reduced to whatever extent the court deems reasonable and such restraint may be enforced as reduced.

     14. Notice. All notices under this Agreement shall be in writing and any notice shall be considered to be given and received in all respects on the day it is personally delivered or deposited in the United States mail, first class, postage prepaid, addressed as follows (or to such other address as may be designated by one party to the other by notice duly given); provided that written notice given in any other manner will nonetheless be effective upon its actual receipt by the person or entity entitled to receive it hereunder:

          If to the Company:

          Roundy's, Inc.
          23000 Roundy Drive
          Pewaukee, WI 53072
          Attn:  President

               with a copy to:

               Whyte Hirschboeck Dudek S.C.
               111 East Wisconsin Avenue
               Milwaukee, WI 53202
               Attn: John F. Emanuel

          If to Employee:

                    at the then current address for Employee as contained in the Company's employment records


     15.  Exclusive Jurisdiction; Attorneys' Fees.

          (a) Each of the parties hereby (i) irrevocably consents and agrees that any action or proceeding arising under, or in connection with, this Agreement shall be brought exclusively in any federal or state court within Milwaukee County, State of Wisconsin, and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to, and accepts, with respect to any such action or proceeding, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction under the constitution or laws of the State of Wisconsin or the Constitution or laws of the United States of America or otherwise.

          (b) In any action hereunder or to enforce any provision of this Agreement, the prevailing party shall be reimbursed by the other party for all reasonable legal fees and expenses, if any, reasonably incurred by such party in the enforcement of its or his rights under any provisions of this Agreement.

     16. Waiver of Jury Trial. THE PARTIES HERETO HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG ANY OF THE PARTIES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE EMPLOYMENT RELATIONSHIP CONTEMPLATED HEREBY.

     17. Waiver. A waiver by a party of any breach by the other party of any provision of this Agreement shall not be deemed to be a waiver by such first party of any subsequent breach.

     18. Assignment. Employee may not assign, pledge or encumber this Agreement or any interest herein.

     19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Company's successors and permitted assigns and Employee's heirs and legal representatives.

     20. Amendment. This Agreement may be amended only by a written instrument executed by the parties hereto or their respective successors, assigns, heirs or legal representatives, as applicable.

     21. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                              ROUNDY'S, INC.


                              By:  GERALD F. LESTINA
                                   ---------------------------
                                   Gerald F. Lestina, President
                                   and Chief Executive Officer


                                   GARY L. FRYDA
                                   --------------
                                   Gary L. Fryda ("Employee")